Exhibit 4.13

WINSONIC DIGITAL MEDIA GROUP, LTD.

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY (AS DEFINED BELOW), IN ITS SOLE DISCRETION, SHALL HAVE THE RIGHT TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH ANY PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.

VOID AFTER 5:00 P.M. (EST) ON FEBRUARY 9, 2009

WINSONIC DIGITAL MEDIA GROUP, LTD.
STOCK PURCHASE WARRANT

Warrant No. ____________	As of February 9, 2008

FOR VALUE RECEIVED, Winsonic Digital Media Group, Ltd., a Nevada corporation (the “Company”), hereby grants to ____________, of _____________________, or its registered successors and/or assigns (the “Warrantholder”) the right to purchase from the Company _________ shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price per share of $0.40 (the “Exercise Price”), at any time on or after the date hereof (the “Warrant Commencement Date”) until 5:00 p.m. (EST) on February 9, 2009 (the “Expiration Time”). As provided herein, the Exercise Price and the number of shares of Common Stock or other securities which may be purchased upon the exercise of this Warrant are, upon the happening of certain events, subject to modification and adjustment.

The rights of the registered holder of this Warrant shall be subject to the following further terms and conditions:

1. Exercise of Warrant.

(a)  This Warrant may be exercised, in whole or in part, at any time and from time to time, during the period commencing on the Warrant Commencement Date and terminating at the Expiration Time.

(b) This Warrant shall be deemed to have been exercised when the Company has received at its principal office all of the following items (the “Exercise Time”):

(i) this Warrant;

(ii) a completed exercise form in the form attached hereto (the “Exercise Form”), executed by the Warrantholder exercising all or part of the purchase rights represented by this Warrant;

(iii) the payment in full to the Company of an amount of consideration therefor equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares with respect to which this Warrant is then being exercised, payable by certified or official bank check or wire transfer of immediately available funds.

(c) As soon as practicable, but no later than ten business days following the Exercise Time, the Company, at its expense (including the payment by it of any applicable taxes), will cause to be issued in the name of and delivered to the Warrantholder, or such other person identified in the Exercise Form, certificates evidencing the number of Warrant Shares to which the Warrantholder, or such other person identified in the Exercise Form, shall be entitled. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially indentical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such ten business day period, deliver such new Warrant to the person designated for delivery in the Exercise Form.

(d) No certificates for fractional Warrant Shares shall be issued upon the exercise of all or any part of this Warrant. In lieu of issuing any fractional Warrant Shares the Company shall round up the calculation of the number of Warrant Shares issuable upon exercise to the nearest whole number of Warrant Shares.

(e) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Warrantholder at the Exercise Time, and the Warrantholder shall be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time; provided, that, if the Company shall have notified the Warrantholder in writing, that additional documentation and/or information is required to effect the exercise of this Warrant, for the purpose of Section 1(b), the “Exercise Time” shall be the time when the Company receives such documentation and/or information.

2. Issuance and Reservation of Warrant Shares. The Company covenants and agrees that:

(a)  all Warrant Shares which may be issued upon the exercise of all or part of this Warrant will, upon issuance in accordance with the terms hereof, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof;

(b) at all times prior to the Expiration Time, the Company shall keep reserved for issuance a sufficient number of authorized shares of Warrant Shares to permit the exercise in full of this Warrant; and

(c) if any shares of Common Stock to be reserved for the purpose of the issuance of Warrant Shares upon the exercise of this Warrant require registration with, or approval of, any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will promptly use its commercially reasonable best efforts to effect such registration or obtain such approval, as the case may be.

3. Adjustments of Exercise Price; Number and Character of Warrant Shares. The Exercise Price and the number and kind of securities, purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of the events enumerated in this Section 3.

(a) Stock Dividends, Subdivisions and Combinations. In case the Company shall at any time on or after the Warrant Commencement Date and on or before the Expiration Time:

(i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock or such other stock to holders of all its outstanding shares of Common Stock;

(ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares;

(iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock; or

(iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation);

then the number and kind of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which the Warrantholder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the earlier of the happening of such event or any record date in respect thereto. In the event of any adjustment of the number of Warrant Shares purchasable upon the exercise of this Warrant pursuant to this Section 3(a), the Exercise Price shall be adjusted to be the amount resulting from dividing the number of shares of Common Stock (including fractional shares of Common Stock) covered by such Warrant immediately after such adjustment into the total amount payable upon exercise of such Warrant in full immediately prior to such adjustment. An adjustment made pursuant to this Section 3(a) shall become effective immediately after the effective date of such event. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) Extraordinary Dividends. In case the Company shall at any time on or after the Warrant Commencement Date and on or before the Expiration Time fix a record date for the issuance of rights, options, or warrants to all holders of its outstanding shares of Common Stock, entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) at a price per share of Common Stock (or having an exchange or conversion price per share of Common Stock, with respect to a security exchangeable for or convertible into shares of Common Stock) which is lower than the current Market Price per share of Common Stock (as defined in Section 3(d) below) on such record date, then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which (i) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at such current Market Price and (ii) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the exchangeable or convertible securities so to be offered are initially exchangeable or convertible). Such adjustment shall become effective at the close of business on such record date; however, to the extent that shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) are not delivered after the expiration of such rights, options, or warrants, the Exercise Price shall be readjusted (but only with respect to exercises of this Warrant after such expiration) to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company and shall be described in a statement mailed to the Warrantholder. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.

(c) Extraordinary Distributions. In case the Company shall, at any time on or after the Warrant Commencement Date and on or before the Expiration Time, distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (excluding cash dividends and distributions payable out of consolidated net income or earned surplus in accordance with Nevada law and dividends or distributions payable in shares of stock described in Section 3(a) above) or rights, options, or warrants or exchangeable or convertible securities containing the right to subscribe for or purchase shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock), then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for such distribution by a fraction, of which (i) the numerator shall be the current Market Price per share of Common Stock (as defined in Section 3(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, and described in a notice to the Warrantholders) of the portion of the evidences of indebtedness or assets so to be distributed or of such rights, options or warrants applicable to one share of Common Stock and (ii) the denominator shall be such current Market Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for such transaction.

(d) Current Market Price Defined. For the purpose of any computation under Sections 3(b) and/or 3(c), the current “Market Price” per share of Common Stock at any date shall be deemed to be the average daily Closing Price of the shares of Common Stock for twenty consecutive trading days ending three trading days before the date in question. The term “Closing Price” of the shares of Common Stock for a day or days shall mean (i) if the shares of Common Stock are listed or admitted for trading on a national securities exchange, the last reported sales price regular way, or, in case no such reported sale takes place on such day or days, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of the Common Stock are listed or admitted for trading, or (ii) if the shares of Common Stock are not listed or admitted for trading on a national securities exchange, (A) the last transaction price for the Common Stock on The Nasdaq Stock Market (“Nasdaq”) or, in the case no such reported transaction takes place on such day or days, the average of the reported closing bid and asked prices thereof quoted on Nasdaq, or (B) if the shares of Common Stock are not quoted on Nasdaq, the average of the closing bid and asked prices of the Common Stock as quoted on the Over-The-Counter Bulletin Board maintained by the NASD, or (C) if the shares of Common Stock are not quoted on Nasdaq nor on the Bulletin Board, the average of the closing bid and asked prices of the common stock in the over-the-counter market, as reported by The Pink Sheets, LLC, or an equivalent generally accepted reporting service, or (iii) if on any such day or days the shares of Common Stock are not listed on a national securities exchange nor quoted on Nasdaq, on the Bulletin Board, or by The Pink Sheets, LLC, the fair market value of the shares of Common Stock on such day or days, as determined in good faith by the Board of Directors of the Company, shall be used.

(e)  Capital Reorganizations and Other Reclassifications. In case of any capital reorganization of the Company, or of any reclassification of the shares of Common Stock (other than a reclassification, subdivision or combination of shares of Common Stock referred to in Section 3(a)), or in case of the consolidation of the Company with, or the merger of the Company with, or merger of the Company into, any other corporation (other than a reclassification of the shares of Common Stock referred to in Section 3(a) or a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or entity occurring on or after the Warrant Commencement Date and on or before the Expiration Time, this Warrant shall, after such capital reorganization, reclassification of shares of Common Stock, consolidation, merger, or sale, be exercisable, upon the terms and conditions specified in this Warrant, for the kind, amount and number of shares or other securities, assets, or cash to which a holder of the number of shares of Common Stock purchasable (at the time of such capital reorganization, reclassification of shares of Common Stock, consolidation, merger or sale) upon exercise of this Warrant would have been entitled to receive upon such capital reorganization, reclassification of shares of Common Stock, consolidation, merger, or sale, as otherwise provided herein; and in any such case, if necessary, the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly equivalent as possible, to any shares or other securities, assets, or cash thereafter deliverable on the exercise of this Warrant. The Company shall not effect any such consolidation, merger, or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets or other appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the Warrantholder such shares, securities, assets, or cash as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations hereunder. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the shares of Common Stock for purposes of this Section 3(e).

(f) Minimum Adjustment. Except as hereinafter provided, no adjustment of the Exercise Price hereunder shall be made if such adjustment results in a change of the Exercise Price then in effect of less than five cents ($0.05) per share. Any adjustment of less than five cents ($0.05) per share of any Exercise Price shall be carried forward and shall be made at the time of and together with any subsequent adjustment, which, together with adjustment or adjustments so carried forward, amounts to five cents ($0.05) per share or more. However, upon exercise of this Warrant, the Company shall make all necessary adjustments (to the nearest cent) not theretofore made to the Exercise Price up to and including the effective date upon which this Warrant is exercised.

(g) Notice of Adjustments. Whenever the Exercise Price shall be adjusted pursuant to this Section 3, the Company shall promptly deliver a certificate signed by the President or a Vice President and by the Chief Executive Officer, Chief Financial Officer, Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), by first class mail postage prepaid to the Warrantholder.

(h) Deferral of Issuance of Additional Shares in Certain Circumstances. In any case in which this Section 3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of a Warrant exercised after such record date the shares of Common Stock, if any, issuable upon such exercise over and above the Warrant Shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver as soon as practicable to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

(i) Company Right to Reduce the Exercise Price. Notwithstanding anything contained in this Warrant to the contrary, the Company has the right, exercisable in the Company’s sole discretion, at any time prior to the Expiration Time, and from time to time, on not less than 30 days’ prior written notice (each, a “Reduced Exercise Price Notice”), to reduce the Exercise Price as then in effect; provided that the period in which such reduced Exercise Price shall be in effect shall be for no less than fifteen nor more than 90 days and such period shall be clearly identified in the Reduced Exercise Price Notice.

4. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in each case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

5. Registration. This Warrant, as well as all other warrant certificates representing warrants issued by the Company shall be numbered and shall be registered in a register (the “Warrant Register”) maintained at the Company’s principal office as they are issued. The Warrant Register shall list the name, address and Social Security or other Federal Identification Number, if any, of the Warrantholder. The Company shall be entitled to treat the Warrantholder as set forth in the Warrant Register as the owner in fact of this Warrant for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Warrant on the part of any other person, and shall not be liable for any registration of transfer of all or a portion of this Warrant that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

6. Exchange of Warrant. This Warrant may be exchanged for another certificate or certificates entitling the Warrantholder thereof to purchase a like aggregate number of Warrant Shares as this Warrant entitles such Warrantholder to purchase. A Warrantholder desiring to so exchange this Warrant shall make such request in writing delivered to the Company, and shall surrender this Warrant therewith. Thereupon, the Company shall execute and deliver to the person entitled thereto a new certificate or certificates, as the case may be, as so requested.

7. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given when personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier, if to the Warrantholder, at such address as is shown on the Warrant Register or as may otherwise may have been furnished to the Company in writing in accordance with this Section 7 by the Warrantholder and, if to the Company:

Winsonic Digital Media Group, LTD.
101 Marietta Street, Suite 2600
Atlanta, GA 30303
Attention: Mr. Winston D. Johnson, Chairman of the Board and CEO
Facsimile Number: (404) 230-5710

or such other address as the Company shall give notice thereof to the Warrantholder in accordance with this Section 7.

8. Piggy-Back Registration Rights.

(a)Defined Terms. As used in this Section 8, terms defined elsewhere herein shall have their assigned meanings and each of the following terms shall have the following meanings (such definitions to be applicable to both the plural and singular of the terms defined):

(i) Registrable Securities; Effectiveness Period. The term “Registrable Securities” shall mean any shares of the Company Common Stock issuable upon exercise of this Warrant in accordance with the terms and conditions hereof. For the purposes of this Section 8, securities will cease to be Registrable Securities when (A) a registration statement under the Act, covering such Registrable Securities has been declared effective and (1) such Registrable Securities have been disposed of pursuant to such effective registration statement or (2) such registration statement has remained effective for 270 consecutive days, (B) such Registrable Securities are transferred pursuant to an exemption from the registration requirements of the Act, including, without limitation, Rules 144 and 144A promulgated thereunder, (C) such Registrable Securities are eligible for sale pursuant to Rule 144(k) of the Act (or any similar provision then in force) or (D) such Registrable Securities have been otherwise transferred and the Company, in accordance with applicable law and regulations, has delivered new certificates or other evidences of ownership for such securities which are not subject to any stop transfer order or other restriction on transfer ((A) through (D) collectively referred to herein as the “Effectiveness Period”).

(ii) Rightsholders. The term “Rightsholder” shall include the Warrantholder, all successors and assigns of the Warrantholder and all transferees of Registrable Securities where such transfer affirmatively includes the transfer and assignment of the rights of the Warrantholder under this Warrant with respect to the transferred Registrable Securities and such transferee agrees in writing to assume all of the Warrantholder’s agreements, obligations and liabilities under this Warrant.

(b)Piggy-Back Registration.

(i) If, at any time on or after the date hereof and prior to the Expiration Time, the Company proposes to file a registration statement under the Act with respect to an offering by the Company or any other party of any class of equity security similar to any Registrable Securities (other than a registration statement on Form S-4 or Form S-8 or any successor form or a registration statement filed solely in connection with a stock option or other employee benefit plan, an exchange offer, a business combination transaction or an offering of securities solely to the existing stockholders or employees of the Company), then the Company, on each such occasion, shall give written notice (each, a “Piggy-Back Notice”) of such proposed filing to all of the Rightsholders owning Registrable Securities at least fifteen days before the anticipated filing date of such registration statement, and such Piggy-Back Notice also shall be required to offer to such Rightsholders the opportunity to register such aggregate number of Registrable Securities as each such Rightsholder may request. Each such Rightsholder shall have the right, exercisable for the five days immediately following the giving of a Piggy-Back Notice, to request, by written notice (each, a “Holder Notice”) to the Company, the inclusion of all or any portion of the Registrable Securities of such Rightsholders in such registration statement. The Company shall use reasonable efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the inclusion of the Registrable Securities which were the subject of all Holder Notices in such underwritten offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding anything to the contrary contained in this Section 8(b), if the managing underwriter(s) of such underwritten offering or any proposed underwritten offering delivers a written opinion to the Rightsholders of Registrable Securities which were the subject of all Holder Notices that the total amount and kind of securities which they, the Company and any other person intend to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be offered for the accounts of such Rightsholders and persons other than the Company shall be eliminated or reduced pro rata (based on the amount of securities owned by such Rightsholders and other persons which carry registration rights) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s) in the managing underwriter’s written opinion.

(ii) Number of Piggy-Back Registrations; Expenses. The obligations of the Company under this Section 8 shall be unlimited with respect to each Rightsholder. Subject to the provisions of Section 8(d) hereof, the Company will pay all Registration Expenses (as defined below) in connection with any registration of Registrable Securities effected pursuant to this Section 8, but the Company shall not be responsible for the payment of any underwriter’s discount, commission or selling concession in connection therewith.

(iii) Withdrawal or Suspension of Registration Statement. Notwithstanding anything contained to the contrary in this Section 8, the Company shall have the absolute right, whether before or after the giving of a Piggy-Back Notice or receipt of a Holder Notice, to determine not to file a registration statement to which the Rightsholders shall have the right to include their Registrable Securities therein, to withdraw such registration statement or to delay or suspend pursuing the effectiveness of such registration statement. In the event of such a determination after the giving of a Piggy-Back Notice, the Company shall give notice of such determination to all Rightsholders and, thereupon, (A) in the case of a determination not to register or to withdraw such registration statement, the Company shall be relieved of its obligation under this Section 8 to register any of the Registrable Securities in connection with such registration and (B) in the case of a determination to delay the registration, the Company shall be permitted to delay or suspend the registration of Registrable Securities pursuant to this Section 8(b) for the same period as the delay in the registration of such other securities. No registration effected under this Section 8 shall relieve the Company of its obligation to effect any registration upon demand otherwise granted to a Rightsholder under any other agreement with the Company.

(c)Registration Procedures.

(i) Obligations of the Company. The Company will, in connection with any registration pursuant to Section 8(b) hereof, as expeditiously as possible:

(1) prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement under the Act on any appropriate form chosen by the Company, in the Company’s sole discretion, which shall be available for the sale of all Registrable Securities in accordance with the intended method(s) of distribution thereof set forth in all applicable Holder Notices, and use the Company’s commercially reasonable efforts to cause such registration statement to become effective as soon thereafter as reasonably practicable; provided, that, at least five business days before filing with the Commission of such registration statement, the Company shall furnish to each Rightsholder whose Registrable Securities are to be included therein draft copies of such registration statement, including all exhibits thereto; and provided, further, the Company shall modify or amend the registration statement as it relates to such Rightsholder as reasonably requested by such Rightsholder on a timely basis, and shall reasonably consider other changes to the registration statement (but not including any exhibit or document incorporated therein by reference) reasonably requested by such Rightsholder on a timely basis, in light of the requirements of the Act and any other applicable laws and regulations.

(2) prepare and file with the Commission such amendments and supplements to a registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by the registration statement during the Effectiveness Period;

(3) furnish to such Rightsholder such number of copies of a prospectus, including a preliminary prospectus, in conformation with the requirements of the Act, and such other documents, as such Rightsholder may reasonably request;

(4) use its reasonable efforts to register or qualify the Registrable Securities included in such registration statement under such other securities or blue sky laws of such jurisdictions as any Rightsholder whose Registrable Securities are included in such registration statement reasonably requests in writing and do any and all other acts and things which may be necessary or advisable to enable such Rightsholder to consummate the disposition in such jurisdictions of such Registrable Securities; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (4), (ii) subject itself to taxation in any such jurisdiction or (iii) take any action which would subject it to general service of process in any such jurisdiction;

(5) notify each Rightsholder of any Registrable Securities covered by the registration statement, promptly at any time when a prospectus relating thereto is required to be delivered under the Act, of the occurrence of a Discontinuation Event (as defined below). For purposes of this Section 8(c)(5), a “Discontinuation Event” shall mean (i) when the Commission notifies the Company that there will be a “review” of such registration statement and whenever the Commission comments in writing on such registration statement and until the Company has addressed the comments in a supplemented prospectus and/or amended registration statement and/or supplementally; (ii) any request by the Commission or any other Federal or state governmental authority for amendments or supplements to such registration statement or prospectus or for additional information and until the request has been responded to; (iii) the issuance by the Commission of any stop order suspending the effectiveness of such registration statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening, in writing, of any proceeding for such purpose; and/or (v) the occurrence of any event or passage of time that makes the financial statements included in such registration statement ineligible for inclusion therein or any statement made in such registration statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such registration statement, prospectus or other documents so that, in the case of such registration statement or prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading;

(6) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible time and to prevent the entry of such an order;

(7) make available for inspection by each Rightsholder whose Registrable Securities are included in such registration statement, any underwriter(s) participating in any disposition pursuant to such registration statement, and any representative, agent or employee of or attorney or accountant retained by any such Rightsholder or underwriter(s) (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided, that records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors, unless (i) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (ii) the disclosure of such Records is required by any applicable law or regulation or any governmental regulatory body with jurisdiction over such Rightsholder or underwriter; provided, further, that such Rightsholder or underwriter(s) agree that such Rightsholder or underwriter(s) will, upon learning the disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(8) cooperate with the Rightsholder whose Registrable Securities are included in such registration statement and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold thereunder, not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as such Rightsholder or any managing underwriter(s) may reasonably request at least two business days prior to any sale of Registrable Securities;

(9) comply with all applicable rules and regulations of the Commission and promptly make generally available to its security holders an earnings statement covering a period of twelve months commencing, (i) in an underwritten offering, at the end of any fiscal quarter in which Registrable Securities are sold to underwriter(s), or (ii) in a non-underwritten offering, with the first month of the Company’s first fiscal quarter beginning after the effective date of such registration statement, which earnings statement in each case shall satisfy the provisions of Section 11(a) of the Act;

(10) provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement relating to the first public offering of Registrable Securities of the Company pursuant hereto;

(11) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions reasonably requested by the Rightsholders holding a majority of the Registrable Securities included in such registration statement or the managing underwriter(s) in order to expedite and facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties, if any, to the holders of such Registrable Securities and any underwriter(s) with respect to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriter(s) in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company and updates thereof addressed to each such Rightsholder and the underwriter(s), if any, with respect to the registration statement, prospectus and documents incorporated by reference, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Rightsholders and underwriter(s), (iii) obtain a “comfort” letter from the Company’s independent certified public accountants addressed to such Rightsholders and to the underwriter(s), if any, which letters shall be in customary form and cover matters of the type customarily covered in “comfort” letters by accountants in connection with underwritten public offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Rightsholders holding a majority of such Registrable Securities and managing underwriter(s), if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; each such action required by this clause (11) shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder; and

(12) if requested by the holders of a majority of the Registrable Securities included in such registration statement, use its best efforts to cause all Registrable Securities which are included in such registration statement to be listed, subject to notice of issuance, by the date of the first sale of such Registrable Securities pursuant to such registration statement, on each securities exchange, if any, on which securities similar to the Registered Securities are listed.

(ii) Obligations of Rightsholders. In connection with any registration of Registrable Securities of a Rightsholder pursuant to Section 8(b) hereof:

(1) The Company may require that each Rightsholder whose Registrable Securities are included in such registration statement furnish to the Company such information regarding the distribution of such Registrable Securities and such Rightsholder as the Company may from time to time reasonably request in writing;

(2) Each Rightsholder agrees by its acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any Discontinuation Event, shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Rightsholder’s receipt of the copies of the supplemented prospectus and/or amended registration statement or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or registration statement; and

(3) It shall be a condition precedent to the Company's obligation to take any action pursuant to this Section 8 in respect of the Registrable Securities that are to be registered at the request of any Rightsholder that such Rightsholder shall furnish to the Company such information regarding the securities held by such Rightsholder, the intended method of disposition thereof and any other information as the Company shall reasonably request and as shall be required in connection with the action taken by the Company. No Rightsholder may participate in any underwritten registration hereunder unless such Rightsholder (i) agrees to sell such holder’s securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and to comply with Regulation M under the Securities Exchange Act of 1934, as amended and (ii) completes and executes all questionnaires, appropriate and limited powers of attorney, escrow agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangement.

(d)Registration Expenses. All expenses incident to the performance of or compliance with this Warrant by the Company, including, without imitation, all registration and filing fees of the Commission, NASD, Inc. and other agencies, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing, if any, of the Registrable Securities on any securities exchange and fees and disbursements of counsel for the Company and the Company’s independent certified public accountants (including the expenses of any special audit or “comfort” letters required by or incidental to such performance), Act or other liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration and the fees and expenses of any other person retained by the Company (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities or other out-of-pocket expenses of the Rightsholders, or the agents who act on their behalf, unless reimbursement is specifically approved by the Company) will be borne by the Company. All such expenses are herein referred to as “Registration Expenses”.

(e)Indemnification; Contribution.

(i) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Rightsholder, its officers and directors and each person who controls such Rightsholder (within the meaning of the Act), if any, and any agent thereof against all losses, claims, damages, liabilities and expenses incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation (including reasonable attorney’s fees and expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same arise out of or are based upon, any such untrue statement or omission based upon information with respect to such Rightsholder furnished in writing to the Company by such Rightsholder expressly for use therein.

(ii) Indemnification by Rightsholder. In connection with any registration statement in which a Rightsholder is participating, each such Rightsholder will be required to furnish to the Company in writing such information with respect to such Rightsholder as the Company reasonably requests for use in connection with any such registration statement or prospectus, and each Rightsholder agrees to the extent it is such a holder of Registrable Securities included in such registration statement, and each other such holder of Registrable Securities included in such Registration Statement hereby agrees, to indemnify, to the full extent permitted by law, the Company, the directors and officers of the Company and each person who controls the Company (within the meaning of the Act) and any agent thereof, against any losses, claims, damages, liabilities and expenses (including reasonable attorney’s fees and expenses) incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact necessary, to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they are made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is based upon information relating to such Rightsholder or other holder furnished in writing to the Company expressly for use therein.

(iii) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 8(d) of written notice of the commencement of any action, proceeding, suit or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Warrant, such indemnified party shall notify in writing the indemnifying party of such commencement or threat; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party (A) hereunder, unless the indemnifying party is actually prejudiced thereby, or (B) otherwise than under this Section 8(d). In case any such action, suit or proceeding shall be brought against any indemnified party, and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and the indemnifying party shall assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and the obligation to pay all expenses relating thereto. The indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such action, suit or proceeding or to employ counsel reasonably satisfactory to the indemnified party therein or to pay all expenses relating thereto or (C) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party and which may result in a conflict between the indemnifying party and such indemnified party (in which case, if the indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party; it being understood, however, that the indemnifying party shall not, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for the indemnified party, which firm shall be designated in writing by the indemnified party).

(iv) Contribution. If the indemnification provided for in this Section 8(d) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and indemnified party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitation set forth in Section 5.5, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d)(iv) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in clauses (A) and (B) of the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(v) Limitation. Notwithstanding anything to the contrary contained in this Section 8(d), no holder of Registrable Securities shall be liable for indemnification and contribution payments aggregating an amount in excess of the maximum amount received by such holder in connection with any sale of Registrable Securities as contemplated herein.

9. Redemption. To the extent permitted by applicable law, this Warrant is redeemable by the Company in whole, but not in part, on not less than ten days’ prior written notice (the “Redemption Notice”) at a redemption price of $0.001 (the “Redemption Price”), at any time on or after the Warrant Commencement Date and on or before the Expiration Time. The Warrantholders will have full rights to exercise all rights under this Warrant subject to the Redemption Notice until 5:00 p.m. (EST) (the “Accelerated Expiration Time”), on the business day immediately preceding the date fixed for redemption (the “Redemption Date”) in the Redemption Notice.

10. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of law principles thereof. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

Winsonic Digital Media Group, Ltd.

By:
Winston Johnson,
Chief Executive Officer

EXERCISE FORM

Dated:_____________

TO: Winsonic Digital Media Group, Ltd. (the “Company”)

The undersigned hereby irrevocably elects to exercise the right to purchase represented by the attached Warrant for, and to purchase thereunder, ________________ shares of the Company’s common stock, par value $0.001 (the “Common Stock”), and hereby makes payment of $______________ in payment of the actual Exercise Price thereof.

[The number of share of Common Stock to be issued does not include all shares of Common Stock purchasable as provided in the attached Warrant and, accordingly, a certificate evidencing a new Warrant for _________ shares of Common Stock is to be issued in the name of __________________, whose address is _____________________________________________ _________________________________ and whose (SS#)(FEIN#) is ____________________.]

I ACKNOWLEDGE THAT SUCH SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND SUCH SHARES OF COMMON STOCK MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY, IN ITS SOLE DISCRETION, SHALL HAVE THE RIGHT TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH ANY PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

INSTRUCTIONS FOR REGISTRATION OF COMMON STOCK

Name:
(Please type or print in block letters)

(SS#)(FEIN#):

Address:

Signature:
(Signature must conform in all respects to the name of the Warrantholder as set forth on the face of this Warrant.)

ASSIGNMENT FORM

FOR VALUE RECEIVED,
(Please type or print in block letters)

hereby sells, assigns and transfers all rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee(s)	SS#/FEIN#	Address(es)	No. of Shares

Dated: __________________

Signature:
(Signature must conform in all respects to the name of the Warrantholder as set forth on the face of this Certificate.)

By:
Title:

Dated: __________________